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                                                                     Exhibit 4.1

CLASS A COMMON STOCK                                        CLASS A COMMON STOCK

     [LOGO]                         Hewitt

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
INCORPORATED UNDER THE LAWS OF  THIS CERTIFICATE IS TRANSFERABLE IN              SEE REVERSE FOR STATEMENTS
    THE STATE OF DELAWARE        CANTON, MA. JERSEY CITY, NJ                  RELATING TO RIGHTS, PREFERENCES,
                                      AND NEW YORK, NY                       PRIVILEGES AND RESTRICTIONS, IF ANY
                                                                                     CUSIP 42822Q  10 0
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This Certifies that


is the record holder of


       FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, $.01
                                  PAR VALUE, OF
____________________________                         ___________________________
____________________________ HEWITT ASSOCIATES, INC. ___________________________
____________________________                         ___________________________


transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this Certificate properly endorsed. This Certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.
 WITNESS the facsimile signatures of the Corporation's duly authorized officer's

 Dated:

/s/ C L Connolly III                                 /s/ Dale L. Gifford

     SECRETARY                                      CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED:
     EQUISERVE TRUST COMPANY, N.A.
                                TRANSFER AGENT
                                AND REGISTRAR

BY

/s/ Stephen Cesso

                          AUTHORIZED SIGNATURE